Exhibit 1.1

Execution Version

Underwriting Agreement

August 15, 2024

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104
United States

Ladies and Gentlemen:

Bitdeer Technologies Group, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of US$150,000,000 principal amount of the Company’s 8.50% Convertible Senior Notes due 2029 (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of US$22,500,000 additional principal amount of such 8.50% Convertible Senior Notes due 2029 (the “Optional Securities”) as provided in Section 2(c). The Firm Securities and any Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Offered Securities.”

The Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Ordinary Shares”) to be issued upon conversion of the Offered Securities, if any, shall be hereinafter referred to as the “Underlying Securities.” The Offered Securities will be issued pursuant to an indenture, dated as of August 20, 2024 (as amended or supplemented, the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 20, 2024, between the Company and the Trustee (the “Supplemental Indenture and, together with the Base Indenture, the “Indenture”).

If no other Underwriters are listed on Schedule I, all references to Representative and Underwriters shall refer only to you.

1.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)
The Company meets the requirements for the use of Form F-3 under the Act. The Company has filed with the Commission a registration statement on Form F-3 (File No. 333-278027), including a related prospectus or prospectuses, covering the registration of the Offered Securities and the Underlying Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein (the “Incorporated Documents”) and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date that are deemed to be incorporated by reference therein.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means 11:45 p.m., New York City time, on August 15, 2024.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities and the Underlying Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Purchase Price, other 430B Information and other final terms of the Offered Securities and the Underlying Securities and otherwise satisfies Section 10(a) of the Act.

“Knowledge” means the actual knowledge of any of (i) the Company’s Chairperson and Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) the Company’s Chief Business Officer and (iv) the Company’s Chief Strategy Officer, in each case after reasonable inquiry of officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus (including a prospectus supplement) relating to the Offered Securities and the Underlying Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)
(i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post- effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and the Underlying Securities and (D) at each Time of Delivery, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) at each Time of Delivery (as hereinafter defined), the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(c)
(i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities and the Underlying Securities in reliance on the exemption of Rule 163, the Company met the then applicable requirements for use of Form F-3 under the Act, including compliance with General Instruction I.B.1 of Form F-3, as applicable.

(ii) The Registration Statement initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, promptly file a new shelf registration statement or post-effective amendment on the proper form relating to the Offered Securities and the Underlying Securities, in a form satisfactory to the Representative, use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities and the Underlying Securities. References herein to the Registration Statement shall include such new shelf registration statement. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) No stop order suspending the effectiveness of the Registration Statement has been issued under the Act or the Exchange Act, as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the Knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company will advise the Representative, promptly after it receives notice or obtains Knowledge of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Representative promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Final Prospectus or for additional information related to the Offered Securities or for additional information related to the Registration Statement or the Final Prospectus.

(d)
Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package (as defined below) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(e)
The Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus, as such term is defined in Rule 405 under the Act, in connection with the offer and sale of the Offered Securities.

(f)
As of the Applicable Time, the preliminary prospectus supplement, dated August 15, 2024, including the base prospectus dated April 2, 2024 (which is the most recent Statutory Prospectus distributed to investors generally) together with the pricing term sheet as set forth in Schedule II hereto and as filed with the Commission pursuant to Rule 424(b), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(g)
Each of the Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary,” collectively, the “Subsidiaries”) has been duly incorporated, organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing (to the extent such concept is applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman law and are in full force and effect.

(h)
The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8.1 to the Company’s most recent annual report on Form 20-F for the fiscal year ended December 31, 2023 (the “Annual Report”) and other than (i) those subsidiaries not required to be listed on Exhibit 8.1 by Item 601 of Regulation S-K under the Exchange Act, and (ii) those subsidiaries formed or acquired since the last day of the most recently ended fiscal year.

(i)
The Company has the requisite corporate power and authority to enter into this Agreement, the Indenture and the Offered Securities (together, the “Transaction Documents”) and perform the transactions contemplated hereby and to issue the Offered Securities and Underlying Securities in accordance with the terms hereof and thereof. The Offered Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors (the “Board”) or its shareholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

(j)
The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus as of the dates set forth therein; all the outstanding capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights, in each case except (1) as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or (2) as would not reasonably be expected to have a Material Adverse Effect; except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package or the Final Prospectus as of the dates set forth therein or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding rights (including pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any capital shares or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital shares of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus as of the dates set forth therein; and all the outstanding capital shares or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except (1) as described in the Registration Statement, the General Disclosure or the Final Prospectus, or (2) as would not reasonably be expected to have a Material Adverse Effect.

(k)
Neither the Company nor any of its Subsidiaries is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property or asset of the Company or any of its Subsidiaries is subject or (iii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree, guideline, notice or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), (1) as described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or (2) for any such default or violation that would not have a Material Adverse Effect.

(l)
The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any Cayman Islands, U.S. law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its Subsidiaries or their properties, except, in the case of clauses (i) and (iii) above, (1) as described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or (2) for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have a Material Adverse Effect.

(m)
No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the issue and sale of the Offered Securities, for the issuance of the Underlying Securities or the consummation of the transactions contemplated by the Offered Securities, and the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws of the United States or by the laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange, including any notices that may be required by the Nasdaq Capital Market (“Nasdaq”), in connection with the sale of the Offered Securities by the Underwriters, (ii) as may be required under the Act and the Trust Indenture Act, and (iii) as have been previously obtained by the Company.

(n)
The consolidated financial statements (including the related notes thereto) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Boards (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly the information shown thereby; all disclosures included in the Registration Statement and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The Company and its consolidated Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(o)
Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and Incorporated Documents, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply, in all material respects, with the requirements of the Exchange Act, as applicable to the Company, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the International Accounting Standards Board (the “IASB”). The Company and its Subsidiaries maintain internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls (it being understood that the Company is not required as of the date hereof to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company’s auditors and the Audit Committee of the Board have been advised of: (i) any significant deficiency and/or material weakness in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(p)
MaloneBailey, LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 20-F filed with the Commission and incorporated into the Registration Statement are and during the periods covered by their report, were independent registered public accountants within the meaning of the Act and the Public Company Accounting Oversight Board (United States).

(q)
Since April 13, 2023, the Company has timely filed all certifications and statements the Company is required to file or furnish under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

(r)
Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital and (ii) no material adverse change in the share capital, short-term indebtedness or long-term indebtedness of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has entered (A) into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus, or (B) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s)
Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company and the Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

(t)
Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or which are otherwise material in the context of the sale of the Offered Securities; except as described in the Registration Statement, General Disclosure Package or the Final Prospectus, no such Actions are, to the Company’s Knowledge, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Act to be described in the Registration Statement, General Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, General Disclosure Package or the Final Prospectus, and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits (collectively, the “Filed Documents”) to the Registration Statement or the Final Prospectus or described in the Registration Statement, General Disclosure Package or the Final Prospectus that are not so filed as exhibits to Registration Statement or the Final Prospectus or described in the Registration Statement, General Disclosure Package or the Final Prospectus. To the Knowledge of the Company, there is no actual or threatened material breach by any other party to any Filed Documents of their respective obligations contemplated by the terms thereof.

(u)
Except (i) where the failure to be, or to have been, in compliance with such laws would not reasonably be expected to have a Material Adverse Effect and (ii) as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, the Company and its Subsidiaries are, and since April 13, 2023 have been, in compliance in all material respects with all applicable laws. Except where the failure to have or to comply would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries: (i) is in compliance in all material respects with all laws applicable to its business, operations, and assets; and (ii) except as disclosed in the Registration Statement or the Prospectus, has not received any written notice from any governmental authority of or been charged by any governmental authority with the violation of any applicable law.

(v)
Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement and the offering of the Offered Securities.

(w)
Except as disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, the Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, General Disclosure Package or the Final Prospectus, except where the failure to possess or make the same would not have a Material Adverse Effect. Except as described in the Registration Statement, General Disclosure Package or the Final Prospectus or would not have a Material Adverse Effect neither the Company nor any of its subsidiaries received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course. This paragraph (w) does not relate to environmental matters, such items being the subject of paragraph (y) below.

(x)
Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus or where the failure to have any of the following would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries own or have valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses and as proposed to be conducted; (ii) the Company’s and its Subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) the Company and its Subsidiaries have not received any written notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any third party, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its Subsidiaries; (iv) to the Knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company and its Subsidiaries has been infringed, misappropriated or otherwise violated by any third party; (v) to the Knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its Subsidiaries is valid and enforceable in all material respects; and (vi) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof.

(y)
(i) The Company and each of its Subsidiaries (x) are and since December 31, 2022 have been in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, the protection of human health or safety, the environment, hazardous or toxic substances or wastes, chemicals, pollutants or contaminants (collectively, “Hazardous Substances”), or the protection of natural resources from Hazardous Substances (collectively, “Environmental Laws”); (y) have received and are and have been in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Hazardous Substances, and have no Knowledge of any event or condition that would reasonably be expected to result in any such notice, liability, obligation or violation; and (ii) there are no costs, obligations or liabilities associated with Environmental Laws of or relating to the Company or any of its Subsidiaries, except in the case of each of (i) and (ii) above, (1) as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus or (2) for any such matter as would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, General Disclosure Package or the Final Prospectus, (x) there is no proceeding that is pending, or to the Company’s Knowledge, that is contemplated, against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries, and (z) none of the Company or its Subsidiaries anticipates any material capital expenditures relating to any Environmental Laws.

(z)
No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement, General Disclosure Package or the Final Prospectus and that is not so described in the Registration Statement, General Disclosure Package or the Final Prospectus.

(aa)
No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors, third-party logistics providers, IT service providers, or customers, except (1) as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus or (2) as would not have, or be reasonably expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb)
The proceeds from the sale of the Offered Securities by the Company shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Registration Statement, General Disclosure Package or the Final Prospectus. The application of the net proceeds received by the Company in connection with the offering of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not (i) contravene any provision of any laws applicable to the Company or any of its Subsidiaries, (ii) contravene the memorandum and articles of association, charter or other constitutive documents of the Company or any of its Subsidiaries, (iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries, or (iv) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any of its Subsidiaries, except, in the case of (i), (iii) and (iv) above, such contravention or violation that would not have a Material Adverse Effect.

(cc)
The Company is not, and will not be, either after giving effect to the receipt of gross proceeds from the offering and sale of the Offered Securities as contemplated by the Transaction Documents or after the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package and the Fine Prospectus, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd)
Except as disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ee)
Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, the Company and its Subsidiaries have paid all Cayman Islands federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except, in each case, where the failure to pay or file would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except a tax deficiency that would not have a Material Adverse Effect.

(ff)
Except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, the Company and the Subsidiaries have insurance covering their respective material properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are appropriate and commercially reasonable (including reference to standard industry practice) to protect the Company and the Subsidiaries and their respective businesses (which shall exclude business interruption insurance); and except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) to the Company’s Knowledge, any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost other than increases in premium costs generally applicable to the types of insurance maintained by the Company. There is no material insurance claim made by or against the Company or any of its Subsidiaries, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(gg)
Neither the Company nor any of its officers and directors nor, to the Knowledge of the Company, its affiliates has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Ordinary Shares, whether to facilitate the sale of the Offered Securities or otherwise, in each case that would violate Regulation M, and has taken no action which would directly or indirectly violate Regulation M.

(hh)
The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq.

(ii)
Neither the Company nor any of its Subsidiaries, nor any director or officer, nor to the Knowledge of the Company, any employee of the Company or any of its Subsidiaries, agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the past five years, directly or indirectly (i) used any corporate funds, nor will directly or knowingly indirectly use the proceeds of the offering of the Offered Securities, for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.

(jj)
The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its Subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries and to the Knowledge of the Company are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained appropriate controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish, maintain, implement and comply with reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”) and, to the Knowledge of the Company, there has been no such Breach. The Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach. This representation is limited in each case to the extent that such breach or noncompliance would not reasonably be expected to have a Material Adverse Effect, and except as otherwise disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus.

(kk)
To the Company’s Knowledge, the Company and its Subsidiaries have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its Subsidiaries of Data (“Data Security Obligations”). Neither the Company nor any of its Subsidiaries has received any notification of or complaint regarding, or have Knowledge of any other facts that, individually or in the aggregate, would reasonably indicate non- compliance with any applicable Data Security Obligation in all material respects. There is no pending, or to the Knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any applicable Data Security Obligation. The Company and its Subsidiaries have at all times taken reasonable steps in accordance with industry standard practices to protect Data used in connection with their businesses against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to such information. To the extent applicable to the operations of the Company and its Subsidiaries, the Company and its Subsidiaries are in material compliance with the European Union General Data Protection Regulation (and all other laws and regulations applicable to the operations of the Company and its Subsidiaries with respect to Personal Data).

(ll)
The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(mm)
Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, General Disclosure Package or the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)
Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its directors, officers, employees, agents or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or, to the Knowledge of the Company, the target of any sanctions administered or enforced by the U.S. government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, in violation of Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)
Except pursuant to any other financing arrangements the Company has entered into or may enter into from time to time and disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, or agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital shares or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company except as would be reasonably expected to have a Material Adverse Effect.

(pp)
Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). All of the information provided to the Underwriters or to their counsel, specifically for use in connection with any filing with FINRA pursuant to FINRA Rule 5510 with regard to the transactions contemplated by this Agreement, by the Company, and, to the Company’s Knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company, in connection with the transactions contemplated by the Registration Statement or the Prospectus is true, complete, correct and compliant with FINRA’s rules in all material respects. Any questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules are, to the Company’s Knowledge, true and correct in all material respects.

(qq)
Except for any Cayman Islands stamp duty if the Transaction Documents are executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands) in which case nominal stamp duty would be payable, no stamp duties or other issuance or transfer taxes are payable in the Cayman Islands or Singapore, or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance and delivery of the Offered Securities in the manner contemplated by this Agreement, (C) the sale and delivery of the Offered Securities as contemplated in this Agreement or (D) the issuance and delivery of the Ordinary Shares upon conversion of the Offered Securities.

(rr)
Neither the Company nor any of its Subsidiaries or their properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its Subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has waived or will waive, pursuant to Section 18 of this Agreement, and upon execution of the Indenture, pursuant to Section 13.01 of the Supplemental Indenture, and it will cause its Subsidiaries to waive, such right to the extent permitted by law.

(ss)
Any final and conclusive judgment for a fixed, definite or determined sum of money and not in respect of a tax, fine or other penalty rendered by any U.S. District Court and other courts of the United States in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement which was not obtained by fraud and is not of a kind, the enforcement of which is contrary to public policy in the Cayman Islands would be enforceable against the Company by the courts of the Cayman Islands, without re- examination or re-litigation of the matters adjudicated upon.

(tt)
The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be recognized and upheld by the courts of the Cayman Islands, subject to the restrictions described under the caption “Service of Process and Enforceability of Civil Liabilities” in the Registration Statement, and other exceptions including but not limited to fraud, public policy, and natural justice. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 13.01 of the Supplemental Indenture, has or upon execution and delivery of the Indenture by the Company, will have, legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has, or in the case of the Indenture, upon execution and delivery by the Company, will have, validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement and Section 13.01 of the Supplemental Indenture, has, or in the case of the Indenture, upon execution and delivery by the Company, will have, legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents or the transactions contemplated thereunder, in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in any other Transaction Document.

(uu)	The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Cayman Islands law.

(vv)
Based on the information available to the Company at the time of the filing of the Form 20-F dated March 28, 2024, the Company believes that it was not a “passive foreign investment company” as defined in Section 1297 of the Code for the Company’s taxable year ended December 31, 2023.

(ww)
The legality, validity or enforceability of any of the Registration Statement, General Disclosure Package the Final Prospectus, the Transaction Documents or the Offered Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document. Except as disclosed in the Registration Statement, General Disclosure Package or the Final Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by Cayman courts without reexamining the merits of the case.

(xx)
Subject to the limitations described in Section 18 hereof, the Underwriters are entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its rights under the Transaction Documents and the Offered Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant

(yy)	The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”).

(zz)	The Company has not relied upon any Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(aaa)
No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, General Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)
Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Annual Report, and no such termination or nonrenewal has been threatened by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party to any such contract or agreement.

(ccc)
Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(ddd)
Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into cash, Underlying Securities or a combination of cash and Underlying Securities, in accordance with the terms of the Offered Securities; the maximum number of Underlying Securities reserved for issuance upon conversion of the Offered Securities (assuming the Underwriters exercise in full their over-allotment option, including the maximum number of Underlying Securities that may be issued upon conversions of the Offered Securities in connection with any “make-whole fundamental change”, “optional redemption, “cleanup redemption” or “tax redemption” (as such terms are defined in the Indenture) and assuming full physical settlement of all such conversions) (such maximum number of Underlying Securities, the “Maximum Number of Underlying Shares”), have been duly reserved and authorized and when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non- assessable, and the issuance of the Ordinary Shares will not be subject to any preemptive or similar rights.

(eee)	The Company is subject to Section 13 or 15(d) of the Exchange Act.

(fff)
To the Knowledge of the Company, the Company has not issued any debt securities that have been or are rated by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act.

(ggg)
The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a- 15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s management as appropriate. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures were effective as of December 31, 2023.

(hhh)
The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “The Offering,” “Risk Factors,” “Description of the Notes,” “Description of Share Capital,” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representative specifically for use therein. The statements set forth in the Annual Report under the headings “Item 4. Information on the Company - B. Business Overview,” “Item 5. Operating and Financial Review and Prospects - A.- Operating Results - Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees - B. Compensation,” “Item 6. Directors, Senior Management and Employees - C. Board Practices,” “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information - Legal Proceedings,” “Item 10. Additional Information - B. Memorandum and Articles of Association” and “Item 10. Additional Information - E. Taxation,” as supplemented or modified by the information included in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the statements set forth in Exhibit 99.1 filed as part of the interim report on Form 6-K as filed with the Commission on May 14, 2024 and Exhibit 99.1 filed as part of the interim report on Form 6-K as filed with the Commission on August 12, 2024, “ insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(iii)
Any third-party statistical, industry and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required as determined in the Company’s reasonable discretion.

(jjj)
To the Company’s Knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board or in the Company.

(kkk)
The section entitled “Item 5. Operating and Financial Review and Prospects - A. Operating Results - Critical Accounting Policies and Significant Judgments and Estimates” in the Annual Report, as updated by the General Disclosure Package, fairly and accurately describes (i) material accounting policies that the Company believes are the most significant in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) material judgments, estimates and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof (to the extent required to be so disclosed). The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Annual Report, the Registration Statement, the General Disclosure Package and the Final Prospectus.

(lll)
The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all material respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company and its Subsidiaries.

(mmm)
The Registration Statement and the Final Prospectus and the filing of the Registration Statement and the Final Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(nnn)
The Company has not distributed and will not distribute, on and after the date hereof and prior to the later of the latest Time of Delivery and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than the preliminary prospectus supplement dated August 15, 2024 and the Final Prospectus.

(ooo)
Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters on behalf of the Representative as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(ppp)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.	Purchase and Sale.

(a)
Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, plus in the case of any Option Securities, accrued and unpaid interest thereon from and including the Closing Date to, but excluding the date of the applicable Time of Delivery (the “Purchase Price”), the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

(b)
Subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, at their election, not more than 30 days subsequent to the date of the Final Prospectus, up to US$22,500,000 aggregate principal amount of Optional Securities at the Purchase Price solely to cover over-allotments, if any. Such option may be exercised in whole or in part at any time or from time to time, by written notice from the Representative to the Company setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The principal amount of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Optional Securities to be purchased by all Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fraction of US$1,000 principal amount of Offered Securities.

3.	[Reserved].

4.	Delivery.

(a)
The Offered Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Offered Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Offered Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Offered Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210 (USA) (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., New York City time, on August 20, 2024 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, and each of the First Time of Delivery and any subsequent time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called a “Time of Delivery.”

(b)
The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offered Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at such time and date at the Closing Location, and the Offered Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 8:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	Certain Agreements of the Company.

The Company agrees with each of the Underwriters:

(a)
The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.

(b)
The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period (as defined below) and will not effect such amendment or supplement without the Representative’s consent (which shall not be unreasonably withheld); and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or, to the Company’s Knowledge, threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s Knowledge, threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)
If, at any time when a prospectus relating to the Offered Securities and the Underlying Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs or condition exists as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon reasonable request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof, unless stated specifically to constitute a waiver of such condition.

(d)
The Company will generally make available to the Company’s security holders and to the Representative as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(e)
The Company will furnish, upon the Representative’s reasonable request, to the Representative copies of the Registration Statement (including exhibits filed thereto and documents incorporated by reference therein), any Statutory Prospectus, the Final Prospectus and all amendments and supplements (including documents incorporated by reference therein) to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

(f)
The Company will use its reasonable commercial efforts to arrange for the qualification of the Offered Securities and the Underlying Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and will use its reasonable commercial efforts to continue such qualifications in effect so long as required for the distribution of the Offered Securities and the Underlying Securities.

(g)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the General Disclosure Package and, the Final Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities and the Underlying Securities issuable upon conversion of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(f) hereof, including filing fees, (v) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities and the Underlying Securities issuable upon conversion of the Offered Securities by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if applicable, (vii) all costs and expenses incident to listing the Underlying Securities issuable upon conversion of the Offered Securities on Nasdaq and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of DTC, (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities; (viii) the costs and charges of any transfer agent or registrar, (ix) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with any road show or investor presentations with the prior approval of the Company, travel and lodging expenses of the Representative and officers of the Company, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, other Transaction Documents, the Offered Securities, any closing documents contemplated hereunder (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(h)
The Company will indemnify and hold harmless the Underwriters against any stamp, issuance, transfer or other similar taxes or duties, if any, on the issue, transfer, delivery or sale to the Underwriters and the initial transfer, delivery or sale by the Underwriters to purchasers of the Offered Securities. All payments to be made by the Company to the Underwriters under this Agreement shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, imposed by applicable jurisdictions or by any department, agency or other political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Company shall pay such additional amounts as may be necessary such that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except that no additional amounts shall be payable in respect of (a) any Taxes that would not have been imposed but for a present or former connection between such Underwriters and the applicable jurisdiction (or any department, agency or other political subdivision or taxing authority thereof or therein) other than a connection arising solely from such Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement; (b) any Taxes that would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes; or (c) any income or franchise tax on the overall net income of such Underwriter.

(i)
For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares (“Lock-Up Securities”): (i) offer, pledge, issue, sell, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Final Prospectus, or publicly disclose the intention to take any such action, without the prior written consent of BTIG, LLC, except (A) the Offered Securities to be sold hereunder or the issuance of any Underlying Securities upon conversion of the Offered Securities, (B) the issuance of Ordinary Shares or the grant of restricted shares or options to purchase Ordinary Shares or similar securities under the Company’s employee share option scheme and equity plan, (C) the issuance of Ordinary Shares pursuant to the conversion of preference shares, convertible promissory notes or bonds or convertible notes outstanding on the date hereof of which the Representative has been advised in writing or which is otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (D) the issuance of Ordinary Shares in connection with any mergers or acquisitions approved by the Board or otherwise duly authorized by the Company, and (E) the issuance of Ordinary Shares in connection with the At Market Issuance Sales Agreement, dated March 18, 2024, among the Company and B. Riley Securities, Inc., Cantor Fitzgerald & Co., Needham & Company, LLC, StockBlock Securities LLC, Roth Capital Partners, LLC and Rosenblatt Securities Inc., provided that no such Ordinary Shares may be issued or sold during the period commencing on and including the date hereof and continuing through and including the fifteenth (15) day following the date of the Final Prospectus. The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that BTIG, LLC consents to in writing.

(j)
The Company will reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy its obligation to issue the Maximum Number of Underlying Shares.

(k)
The Company will use its commercially reasonable best efforts to obtain approval to list, subject to official notice of issuance upon conversion of the Offered Securities, the Underlying Securities (equal to the Maximum Number of Underlying Shares) on Nasdaq.

(l)
The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations within the time periods required thereby.

(m)
The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, and following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (ii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any.

(n)
The Company intends to apply the net proceeds to the Company from the sale of the Offered Securities substantially in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act. Neither the Company nor any of its Subsidiaries intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed as of the date hereof to any affiliate of any Underwriter.

(o)
The Company agrees not to, and agrees to cause its Subsidiaries not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(p)
The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the Final Prospectus.

(q)
The Company agrees to promptly notify the Representative if the Company ceases to be a Foreign Private Issuer at any time prior to the completion of the distribution of Offered Securities within the meaning of the Act (as notified by the Underwriters to the Company) and 15 days after expiration of the Lock-Up Period.

6.
Free Writing Prospectuses. The Company agrees not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus, as defined in Rule 405 under the Act, prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

7.
Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities at each Time of Delivery will be subject to the following conditions precedent:

(a)
The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct at and as of such Time of Delivery, and the Company has performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be performed or satisfied on or before such Time of Delivery;

(b)
The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the Knowledge of the Company, shall be contemplated by the Commission;

(c)
Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, the effect of which makes it, in the judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Offered Securities on such Time of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement;

(d)
The Representative shall have received letters, dated, respectively, the date hereof and each Time of Delivery, of MaloneBailey LLP, independent public accountants, substantially in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(e)
The Representative shall have received the opinion and negative assurance letter of Cooley LLP, United States counsel for the Company, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(f)	The Representative shall have received the opinion of Ogier, Cayman counsel for the Company, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(g)
The Representative shall have received the opinion of WongPartnership LLP, Singapore counsel for the Company, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(h)
The Representative shall have received from Goodwin Procter LLP, United States counsel for the Underwriters, a negative assurance letter and an opinion, dated such Time of Delivery, with respect to such matters as the Representative may require;

(i)
The Representative shall have received the opinion of Rajah & Tann Singapore LLP, Singapore counsel for the Underwriters, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(j)
The Company shall have furnished or caused to be furnished to the Representative certificates of a duly authorized executive officer of the Company, dated such Time of Delivery, satisfactory to the Representative, in which such officer shall represent as follows: (i) the representations and warranties of the Company in this Agreement are true and correct, the Company has performed all of its obligations hereunder on its part that are required to be performed and not otherwise waived by the Representative at or prior to such Time of Delivery, and (ii) such other matters as the Representative may reasonably request;

(k)
No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s Knowledge, are contemplated by the Commission;

(l)
On or prior to the date hereof, the Representative shall have received lock-up letters from each of the directors and executive officers of the Company, each substantially in the form and substance set forth in Annex I;

(m)
The Chief Financial Officer of the Company shall have furnished to the Representative, dated, respectively the date hereof and such Time of Delivery, certificates to the effect that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and correct;

(n)	A “Listing of Additional Shares” notification related to the Maximum Number of Underlying Shares shall have been submitted to, and not rejected by, Nasdaq;

(o)	The Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(p)	The Representative shall have received an executed copy of the Indenture;

(q)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder; and

(r)	No Statutory Prospectus or amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed to which the Representative have objected in writing.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on Time of Delivery which is after the First Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Time of Delivery or such subsequent Time of Delivery, as the case may be, unless as otherwise provided or agreed in writing by the Company and the Representative, and such termination shall be without liability of any party to any other party except as provided in Section 9.

Notwithstanding the immediately preceding paragraph, the Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Time of Delivery, a subsequent Time of Delivery or otherwise.

8.	Indemnification and Contribution.

(a)
The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter’s and affiliates’ directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other documented expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are reasonably incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(b)
Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors (and director appointees named in the Registration Statement) and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are reasonably incurred.

(c)
Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)
If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with this Offering shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.
Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Time of Delivery, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of Nasdaq or the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Singapore shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State or Singapore authorities or (v) there shall have occurred any outbreak or escalation of hostilities or act of terrorism, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the discretion of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.
Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Time of Delivery or any subsequent Time of Delivery and the total principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Time of Delivery, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Time of Delivery. If any Underwriter or Underwriters so default and the total principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Time of Delivery and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non- defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Time of Delivery, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.
Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representative at: BTIG, LLC, 350 Bush Street, 9th Floor, San Francisco, CA 94104, United States, Attention: Forrest Koenig (fkoenig@btig.com), with a copy to General Counsel (IBLegal@btig.com) or, if sent to the Company, will be mailed, delivered or confirmed to it at 08 Kallang Avenue, Aperia Tower 1, #09-03/04, Singapore 138522, Attention: CEO; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.
Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)
The Representative has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)
The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)
The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)
The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

16.
Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

18.
Applicable Law and Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any U.S. federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appointed Cogency Global Inc., located 122 E. 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.
Recognition of the U.S. Special Resolution Regimes. (a) If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	In this Section 19:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Bitdeer Technologies Group

By:	/s/ Jihan Wu
Name: Jihan Wu
Title: Chairman and Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BTIG, LLC

By:	/s/Forrest Koenig
Name:	Forrest Koenig
Title:	Authorized Signatory
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased

BTIG, LLC	US$121,500,000
A.G.P.	US$15,000,000
The Benchmark Company, LLC	US$7,500,000
Needham & Company LLC	US$3,000,000
Roth Capital Partners, LLC	US$3,000,000
Total	US$150,000,000

SCHEDULE II

PRICING TERM SHEET

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278027

Prospectus Supplement No. 1
(to Preliminary Prospectus Supplement dated August 15, 2024)

US$150,000,000

Bitdeer Technologies Group
8.50% Convertible Senior Notes due 2029
Convertible into Class A ordinary shares

This prospectus supplement no. 1 (this “prospectus supplement”) amends and supplements our preliminary prospectus supplement, dated August 15, 2024 (the “preliminary prospectus supplement”), which is in respect of our offering of US$150,000,000 aggregate principal amount of 8.50% Convertible Senior Notes due 2029 (the “notes”), and supplements our prospectus, dated April 2, 2024 (the “base prospectus” and as supplemented by the preliminary prospectus supplement, the “preliminary prospectus”), that forms a part of our Registration Statement on Form F- 3 (Registration No. 333-278027). This prospectus supplement is being filed to update and supplement the preliminary prospectus with pricing terms for the notes offering. Accordingly, we have attached such pricing terms in a term sheet attached to this prospectus supplement. Terms used but not defined in this prospectus supplement have the respective meanings as set forth in the preliminary prospectus.

This prospectus supplement updates and supplements the information in the preliminary prospectus and is not complete without, and may not be delivered or utilized except in combination with, the preliminary prospectus, including the documents incorporated by reference therein and any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the preliminary prospectus and if there is any inconsistency between the information in the preliminary prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” The last reported sale price of our Class A ordinary shares on Nasdaq on August 15, 2024 was US$6.33 per Class A ordinary share.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-10 of the preliminary prospectus supplement, in the base prospectus and in the documents incorporated by reference into the preliminary prospectus supplement.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission or any regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager
BTIG

Co-Managers

A.G.P.	The Benchmark Company, LLC	Needham & Company	Roth Capital Partners

Prospectus Supplement dated August 15, 2024

PRICING TERM SHEET
DATED AUGUST 15, 2024

Bitdeer Technologies Group
8.50% Convertible Senior Notes due 2029

The information in this pricing term sheet supplements Bitdeer Technologies Group’s (“Bitdeer”) preliminary prospectus supplement, dated August 15, 2024 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and prospectus dated April 2, 2024, including the documents incorporated by reference therein, each filed under the Securities Act of 1933, as amended (the “Securities Act”), Registration Statement No. 333-278027. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Bitdeer Technologies Group, a Cayman Islands exempted company.

Ticker / Exchange for our Class A ordinary shares, par value	BTDR / Nasdaq Capital Market (“Nasdaq”)
US$0.0000001 per share (“Class A ordinary shares”):

Title of Securities:	8.50% Convertible Senior Notes due 2029 (the “notes”)

Principal Amount:	US$150,000,000, plus up to an additional US$22,500,000 principal amount of the notes pursuant to the underwriters’ over-allotment option.

Denominations:	US$1,000 and integral multiples of US$1,000 in excess thereof

Maturity:	August 15, 2029, unless earlier converted, redeemed or repurchased

Interest Rate:	8.50% per year, accruing from the Settlement Date

Interest Payment Dates:	February 15 and August 15 of each year, beginning on February 15, 2025

Record Dates:	February 1 and August 1 of each year, immediately preceding any February 15 or August 15 interest payment date, as the case may be

Public Offering Price:	100% of the principal amount of the notes, plus accrued interest, if any, from the Settlement Date

Nasdaq Last Reported Sale Price of Class A ordinary shares on August 15, 2024:	US$6.33 per share

Initial Conversion Rate:	117.0207 Class A ordinary shares per US$1,000 principal amount of notes, subject to adjustment

Initial Conversion Price:	Approximately US$8.55 per Class A ordinary share

Conversion Premium:	Approximately 35% above the Nasdaq Last Reported Sale Price on August 15, 2024

Trade Date:	August 16, 2024

Settlement Date:	August 20, 2024 (T+2)[1]

Use of Proceeds:
We estimate the net proceeds from this offering will be approximately US$144.5 million (or approximately US$166.3 million if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for datacenter expansion, ASIC based mining rig development as well as working capital and other general corporate purposes.

See “Use of Proceeds” in the Preliminary Prospectus Supplement for additional information.

Sole Book-Running Manager:	BTIG, LLC

Co-Managers:	A.G.P./Alliance Global Partners The Benchmark Company, LLC Needham & Company LLC Roth Capital Partners, LLC

CUSIP:	09175R AA8

ISIN:	US09175RAA86

Underwriting Discounts and Commissions:	US$30 per US$1,000 principal amount of the notes

Optional Redemption:
We may redeem for cash all or any part of the notes (subject to the partial redemption limitation described below), at our option, on or after August 20, 2027 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of our Class A ordinary shares has been at least 150% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. However, we may not redeem less than all of the outstanding notes at our option unless at least US$75.0 million aggregate principal amount of notes are outstanding and not called for optional redemption as of the time we send the related notice of optional redemption (and after giving effect to the delivery of such notice of optional redemption).

1 Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

See “Description of the Notes—Optional Redemption” in the Preliminary Prospectus Supplement.

Cleanup Redemption:
We may redeem for cash all but not part of the notes at any time prior to the 41st scheduled trading day immediately preceding the maturity date if less than US$25 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

See “Description of the Notes—Cleanup Redemption” in the Preliminary Prospectus Supplement.

Tax Redemption:
If we have, or on the next interest payment date would, become obligated to pay any additional amounts as a result of (i) any change or amendment on or after the date of the Preliminary Prospectus Supplement in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of the Preliminary Prospectus Supplement in an interpretation, administration or application of such laws, rules or regulations, as further described under “Description of the Notes—Tax Redemption” in the Preliminary Prospectus Supplement, we may, at our option, redeem all but not part of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price.

Upon our giving a notice of tax redemption, a holder may elect not to have its notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in “Description of the Notes—Additional Amounts” in the Preliminary Prospectus Supplement after the redemption date with respect to the applicable change in tax law.

See “Description of the Notes—Tax Redemption” in the Preliminary Prospectus Supplement.

Repurchase upon Fundamental Change:
If we undergo a “fundamental change” (as defined in the Preliminary Prospectus Supplement under “Description of the Notes—Repurchase upon Fundamental Change”), subject to certain conditions and a limited exception described in the Preliminary Prospectus Supplement, holders may require us to repurchase for cash all or part of their notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

See “Description of the Notes—Repurchase upon Fundamental Change” in the Preliminary Prospectus Supplement.

Additional Amounts:
All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the redemption price and the fundamental change repurchase price), payments of interest and payments of cash and/or deliveries of Class A ordinary shares (together with payments of cash for any fractional Class A ordinary shares, if applicable) upon conversion, will be made without withholding or deduction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holders of the notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required, subject to certain exceptions.

See “Description of the Notes—Additional Amounts” in the Preliminary Prospectus Supplement.

Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions
If you surrender your notes for conversion at any time during the period from, and including, the date that is six months after the last date of original issuance of the notes until the close of business on the business day immediately preceding August 1, 2027 (other than a conversion in connection with a make-whole fundamental change or a cleanup redemption or a tax redemption), we will increase the conversion rate per $1,000 principal amount of notes to be converted by a number of additional Class A ordinary shares (such increase, an “interest make- whole conversion rate adjustment”) equal to (i) the sum of the remaining scheduled payments of interest that would have been made on $1,000 principal amount of the notes to be converted had such notes remained outstanding from the conversion date through August 15, 2027, divided by (ii) the greater of (x) the conversion price as of the applicable conversion date and (y) the simple average of the daily VWAP (as defined under “Description of Notes—Settlement upon Conversion” in the Preliminary Prospectus Supplement) of the Class A ordinary shares for the ten consecutive trading days ending on and including the trading day immediately preceding such conversion date.

See “Description of the Notes— Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions” in the in the Preliminary Prospectus Supplement.

Adjustment to Class A Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change or our Election to Redeem the Notes:
Holders who convert their notes in connection with a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement) occurring prior to the maturity date or convert their notes called for redemption (or deemed called for redemption) during the related “redemption period” (as defined in the Preliminary Prospectus Supplement) may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Preliminary Prospectus Supplement under the captions “Description of Notes— Conversion Rights—Adjustment to Class A Ordinary Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.”

The following table sets forth the number of additional Class A ordinary shares by which the conversion rate will be increased per US$1,000 principal amount of notes for each Class A ordinary share price and effective date set forth below:

Class A Ordinary Share price
	US$6.33	US$8.00	US$8.55	US$10.00	US$12.82	US$15.00	US$20.00	US$25.00	US$30.00	US$40.00
Effective Date
August 20, 2024	40.9571	28.3075	25.4947	19.8740	13.0874	9.7480	5.0350	2.4568	1.0123	0.0000
August 15, 2025	40.9571	25.8938	23.1111	17.7610	11.6357	8.7033	4.5665	2.2644	0.9483	0.0000
August 15, 2026	40.9571	22.5513	19.7825	14.7750	9.5484	7.1620	3.8055	1.9024	0.7917	0.0000
August 15, 2027	40.9571	18.5300	15.6550	10.9950	6.9259	5.2173	2.8165	1.4224	0.5830	0.0000
August 15, 2028	40.9571	13.7600	10.4550	6.2000	3.7598	2.8613	1.5805	0.8168	0.3323	0.0000
August 15, 2029	40.9571	7.9788	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Class A ordinary share prices and effective dates may not be set forth in the table above, in which case:

•
If the Class A ordinary share price is between two Class A ordinary share prices in the table or the effective date is between two effective dates in the table, the number of additional Class A ordinary shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional Class A ordinary shares set forth for the higher and lower Class A ordinary share prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the Class A ordinary share price is greater than US$40.00 per Class A ordinary share (subject to adjustment in the same manner as the Class A ordinary share prices set forth in the column headings of the table above as set forth in the Preliminary Prospectus Supplement), no additional Class A ordinary shares will be added to the conversion rate.

•
If the Class A ordinary share price is less than US$6.33 per Class A ordinary shares (subject to adjustment in the same manner as the Class A ordinary share prices set forth in the column headings of the table above as set forth in the Preliminary Prospectus Supplement), no additional Class A ordinary shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the notes exceed 157.9778 Class A ordinary shares, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

Changes from Preliminary Prospectus Supplement

The formula set forth in clause (1) under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” on page S-38 in the Preliminary Prospectus Supplement is hereby replaced with the following formula:

Bitdeer has filed a registration statement (including the Preliminary Prospectus Supplement dated August 15, 2024 and the accompanying prospectus dated April 2, 2024) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and other documents Bitdeer has filed with the SEC for more complete information about Bitdeer and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Preliminary Prospectus Supplement and the accompanying prospectus may also be obtained from BTIG, LLC by mail at 350 Bush Street, 9th Floor, San Francisco, CA 94104, Attention: Syndicate Department, by phone at (415) 248-2200 or by email at prospectusdelivery@btig.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement dated August 15, 2024 and the accompanying prospectus dated April 2, 2024. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX I

Lock-Up Agreement

August 15, 2024

BTIG, LLC
350 Bush St, 9th Floor
San Francisco, CA 94104
United States

Re: Bitdeer Technologies Group - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representative, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with Bitdeer Technologies Group, a company incorporated under the laws of the Cayman Islands (the “Company”), providing for the offering (the “Offering”) of Convertible Senior Notes due 2029 (the “Notes”) of the Company. The Notes will be convertible into Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Class A ordinary shares”) pursuant to a Registration Statement on Form F-3 (File No. 333-278027) filed with the Securities and Exchange Commission (the “SEC”). The Class A ordinary shares, together with the Company’s Class V ordinary shares, are collectively referred to as “Shares.”

In consideration of the agreement by the Underwriters to offer and sell the Notes, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file (or participate in the filing of) a registration statement with the United States Securities and Exchange Commission (the “SEC”) in respect of, any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, swap or sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes or relates to or derives any significant part of its value from the Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the date of the final prospectus supplement (the “Public Offering Date”) used to sell the Notes pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) in connection with the sale of the Undersigned’s Securities acquired in open market transactions or in the Offering or after the Public Offering Date, provided that no filing by any party under the United States Securities Exchange Act, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such sale during the Lock- Up Period, (ii) by will or intestacy or otherwise transfer to immediate family members, trusts, family limited partnerships or an entity beneficially owned and controlled by the undersigned, or to a partner, member, shareholder or other equity holder of the undersigned or, if the undersigned is an investment fund or an investment fund manager, to any investment fund controlled or managed by the undersigned or managed by the same investment fund manager as the undersigned, in each case as part of a distribution without consideration by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iv) with the prior written consent of BTIG, LLC, (v) pursuant to an order of a court, provided that the recipients of such transfers agree to be bound in writing by the restrictions set forth herein, or (vi) pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company (each, a “10b5-1 Plan”) in effect as of the date hereof. Also, this Agreement shall not apply to the establishment of a 10b5-1 Plan after the date hereof for the transfer of Shares, provided that (i) such plan does not provide for the transfer of Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the Undersigned of any Shares acquired by the exercise of any of the undersigned’s rights to acquire any Shares issued pursuant to the Company’s 2023 Share Incentive Plan, 2023 Performance Share Plan, or any other share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus supplement for the Offering, and provided further that any Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that you and the Company are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have closed on or before September 30, 2024. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned acknowledges and agrees that (i) the Underwriters have not provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Offering and (ii) the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although you may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, neither you nor any of the other Underwriters are making a recommendation to the undersigned to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that you or any of the other Underwriters is making such a recommendation.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.